EXHIBIT 99.1

News Release

First Solar Announces Full-Year 2014 Financial Guidance

2014 Net Sales of $3.7 to $4.0 billion
2014 earnings per fully diluted share of $2.20 to $2.60
Operating Cash Flow of $250 - $450 million
Summary outlook through 2016

TEMPE, Ariz., March 19, 2014 - First Solar, Inc. (Nasdaq: FSLR) today announced full-year 2014 guidance as well as summary financial targets through 2016.

For 2014, First Solar expects net sales of $3.7 to $4.0 billion. Consolidated gross margin is expected to be between 16 and 18 percent. Diluted earnings per share is expected to be between $2.20 and $2.60, and consolidated operating income is expected to be between $270 and $320 million. The Company expects to generate between $250 to $450 million of operating cash flow and plans for approximately $300 to $350 million in capital expenditures in 2014.

In addition to the 2014 detailed guidance, the Company also provided a summary outlook for 2015 and 2016 as follows:

	2015 Target	2016 Target
Net Sales	$3.8 to $4.3 Billion	$3.8 to $4.5 Billion
Earnings Per Fully Diluted Share	$4.50-$6.00	$3.50-$5.00
Operating Cash Flow	$300 to $600 Million	$800 Million to $1.3 Billion

First Solar’s Chief Financial Officer, Mark Widmar provided the guidance and outlook during the company’s 2014 Analyst Day event held today in New York. Additionally, company executives discussed First Solar’s strategic goals and technology advances. A replay of the webcast and presentation materials can be accessed by visiting http://investor.firstsolar.com/events.cfm.

About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The company’s integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs, warranties, solar module efficiency and balance of systems (“BoS”) cost reduction roadmaps, restructuring, product reliability and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct photovoltaic (“PV”) solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts

First Solar Investors
David Brady
+1 (602) 414-9315
dbrady@firstsolar.com

or

Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

or

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

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